Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree and consent to the joint filing on their behalf of this Schedule 13D in connection with their beneficial ownership of the ordinary shares of Oxbridge re Holdings Limited at July 31, 2023.

By:	/s/Allan S. Martin
ALLAN S. MARTIN

By:	/s/Marie Martin
MARIE MARTIN

FLEUR DE LIS PARTNERS, LLLP

	By:	/s/Allan S. Martin
Allan S. Martin, General Partner

Allan S Martin Children’s IRRV Trust

	By:	/s/Marie Martin
Marie Martin, Trustee

	By:	/s/Benjamin Martin
BENJAMIN MARTIN

	By:	/s/Katherine Sogolow
KATHERINE SOGOLOW

MARTIN FAMILY FOUNDATION, INC.

	By:	/s/Marie Martin
Marie Martin, President